UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2006

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XL CAPITAL LTD
(Exact name of registrant as specified in its charter)

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Cayman Islands	1-10809	98-0191089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 292 8515

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 7, 2006, subsidiaries of XL Capital Ltd (the “Company”), entered into an agreement (the “Agreement”) with Winterthur Swiss Insurance Company (“WSIC”). The purpose of this Agreement is to release all actual or potential disputes, claims or issues arising out of or related in any way to: (i) the Liquidity Facility and the Sellers Retrocession Agreements, as well as (ii) subject to certain exceptions, the Sale and Purchase Agreement (the “SPA”), as amended, between XL Insurance (Bermuda) Ltd (“XLI”) and WSIC. The Company does not expect to record a charge in connection with this Agreement in the second quarter of 2006.

The Agreement further provides for a four-year term, collateralized escrow arrangement (the “Fund”) of up to $185 million (plus interest) to protect XLI and other subsidiaries from future nonperforming third party reinsurance related to the Winterthur International business. The Fund has been structured to align the parties’ interests by providing for any sums remaining in the Fund at the end of its term to be shared in agreed percentages.

The Agreement replaces the protections provided to XLI from WSIC for reinsurance receivables and recoverables under the Liquidity Facility and Sellers Retrocession Agreements described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2006

XL CAPITAL LTD
(Registrant)

By:  /s/ Fiona Luck
       Name:  Fiona Luck
       Title:    Executive Vice President,
                    Global Head of Corporate Services &
                    Assistant Secretary